Exhibit 99.1
MATADOR RESOURCES COMPANY ANNOUNCES PROMOTIONS

DALLAS, Texas, January 10, 2022 – Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) announced today the promotions of Billy E. Goodwin to President - Operations and Van H. Singleton, II to President – Land, A&D and Planning, both effective March 31, 2022. Both Messrs. Goodwin and Singleton have over ten years of experience leading departments at Matador and have served on Matador’s Executive Committee since 2017. After 17 years with Matador, Matthew V. Hairford is retiring as President as of March 31, 2022, when he will be 61 years old, and is transitioning to a new role as a Special Advisor to Matador’s Board of Directors and Executive Committee. In addition, David E. Lancaster, 65, whose service to the Company dates back to 2003, has announced his plan to retire as Executive Vice President and Chief Financial Officer at the same time and is also transitioning to new duties as a Special Advisor to Matador’s Board of Directors and Executive Committee.

Joseph Wm. Foran, Matador’s Founder, Chairman and Chief Executive Officer, also congratulated Messrs. Goodwin and Singleton, saying “Billy and Van have been key participants in all major Company decisions for the past ten years and are ready for their new responsibilities. Billy will be in charge of all the Company’s operations, including its drilling, completion, production and San Mateo activities, while Van will continue to lead the Company’s efforts with respect to land, A&D activities and planning. Billy, Gregg Krug and Matt have all worked closely together before and since their college days 40 years ago and have made a formidable team for helping to grow Matador’s and San Mateo’s value.”

In assuming the roles of Special Advisors, Mr. Hairford and Mr. Lancaster are expected to work on various special projects and Board matters of significance to Matador through December 31, 2023. Mr. Foran said, “Both Matt and David have played pivotal roles at Matador since inception and will continue to do so focusing on the most value-added and critical activities to Matador. For example, Matt will continue to use his experience and expertise to oversee the critical areas of Matador’s drilling, completion, production and midstream operations as well as watching over activities related to San Mateo. Similarly, David has been a key leader of our engineering and financial teams since 2003, and he will continue to provide leadership and oversight to the finance, accounting and investor relations teams as well as oversight of our planning, drilling and acquisition efforts. We are excited about continuing to benefit from these long-time relationships with Matt and David and to keep working directly with both of them in their new roles. We know Matador would not be where it is today without the leadership and participation of Matt and David in every phase of our business. We wanted to find ways to keep trusted friends and colleagues like Matt and David involved and are pleased they wanted to stay involved, too.”

Mr. Hairford echoed these sentiments by noting that he is “very excited to work even more closely with the Board of Directors and the talented and capable staff at Matador and San Mateo on important projects and to continue to drive efficiency gains to further improve operations and to find new opportunities to develop people and projects.”

Upon Mr. Lancaster’s assumption of his Special Advisor role, his former responsibilities as CFO and leader of the planning process of Matador will be assumed by a diverse and highly experienced team currently supporting Mr. Lancaster’s activities. Mr. Lancaster expressed his view this way, “The team may have different backgrounds and specialties, but they work very well together and have taken our financial decision-making to a much more sophisticated level.” The team will include Christopher P. Calvert, Senior Vice President of Operations, W. Thomas Elsener, Senior Vice President of Reservoir Engineering and Senior Asset Manager, Robert T. Macalik, Senior Vice President and Chief Accounting Officer, Glenn W. Stetson, Senior Vice President of Production, and Michael D. Frenzel, Senior Vice President and Treasurer, who will also serve as principal financial officer of the Company. All five of these officers have already served in key leadership roles with the Company and have been actively involved in Matador’s finance, banking, planning, operations, accounting and investor relations activities, in Matador’s drilling and acquisition programs and in San Mateo’s business activities.

After this transition, the roles of Matador’s five main executive officers are set forth below. Such officers already serve on the Company’s Executive Committee in various capacities.

Name	Office
Joseph Wm. Foran	Founder, Chairman of the Board and Chief Executive Officer
Billy E. Goodwin	President – Operations
Van H. Singleton, II	President – Land, Acquisitions and Divestitures and Planning
Craig N. Adams	Executive Vice President, Co-Chief Operating Officer, Chief of Staff and Corporate Secretary
G. Gregg Krug	Executive Vice President – Marketing and Midstream Strategy

Mr. Goodwin, age 64, joined the Company in July 2010 as its Drilling Manager. In September 2013 he was named Vice President of Drilling. In February 2016, he was promoted to Senior Vice President—Operations and to Executive Vice President and Head of Operations in August 2017. He assumed the role of Executive Vice President and Chief Operating Officer—Drilling, Completions & Production in April 2019. Mr. Goodwin has been instrumental in streamlining and improving Matador’s operations across the board, which has led to significant improvements in capital and operating efficiency over the past few years. He has been responsible for guiding the Company’s successful transition to drilling longer horizontal laterals and was also the principal architect of MAXCOM, Matador’s 24/7 drilling operations center, which has resulted in almost 200 internal drilling records and millions of dollars saved in capital expenditures over the past few years. Mr. Goodwin was previously with Samson Resources, a company he joined in 2001 to supervise the drilling of underbalanced multilateral horizontal wells. In his roles as Senior Drilling Engineer and Area Drilling Manager for Samson, Mr. Goodwin engineered and managed operations in the Permian Basin, South Texas, East Texas, Mid-Continent and Gulf Coast areas. Mr. Goodwin worked with Conoco, Inc. before joining Samson. He began his career in 1985 in Conoco’s production department before joining the drilling department in 1989. Mr. Goodwin has diverse horizontal operational experience both onshore and offshore, and both domestically and internationally, including in the Middle East, Southeast Asia and South America. Throughout his career, Mr. Goodwin has developed underbalanced drilling, managed pressure drilling and drill-in casing techniques for normal and geo-pressured environments. Mr. Goodwin received a Bachelor of Science degree in Petroleum Engineering Technology from Oklahoma State University in 1984. He is a member of the Society of Petroleum Engineers and the American Association of Drilling Engineers. From 1975 to 1980, Mr. Goodwin served in the United States Marine Corps.

Mr. Singleton, age 44, joined the Company in August 2007 as a Landman and was promoted to Senior Staff Landman in 2009 and then to General Land Manager in 2011. In September 2013, Mr. Singleton became Vice President of Land, and he was promoted to Executive Vice President of Land in February 2015. Mr. Singleton has played a pivotal role at Matador in developing and executing the “brick by brick” strategy used by the Company to build its acreage positions in both the Eagle Ford shale in South Texas and in the Delaware Basin in West Texas and New Mexico. Both the Delaware Basin and the Eagle Ford acreage positions have contributed significantly to the Company’s success in recent years, particularly since the Company became a publicly traded company ten years ago. Prior to joining Matador, Mr. Singleton founded and was President of VanBrannon and Associates, LLC and Southern Escrow and Title of Mississippi, LLC from 1998 to 2003, which provided full-spectrum land title work and title insurance in Mississippi, Louisiana, Texas and Arkansas. From 2003 until joining Matador in 2007, he served as general manager of his family’s real estate brokerage in Houston, Texas. Mr. Singleton received a Bachelor of Arts degree from the University of Mississippi in 2000. He is an active member of the American Association of Professional Landmen, the New Mexico Landman Association, the Permian Basin Landman Association and the Dallas Association of Petroleum Landmen. Since 2020, Mr. Singleton has served on the board of directors of San Mateo.

Mr. Adams, age 55, joined Matador Resources Company in September 2012 as its Vice President and General Counsel. In July 2013, Mr. Adams was promoted to Executive Vice President— Land and Legal and in June 2015, he became Executive Vice President—Land, Legal & Administration. Then, in April 2019, Mr. Adams assumed the role of Executive Vice President and Chief Operating Officer— Land, Legal & Administration. Mr. Adams has been a key member of Matador’s executive team since joining the Company and has been an important contributor to the Company’s land, acquisitions, finance and banking strategies over the past ten years, as well as supervising much of the day-to-day legal and administrative operations of the Company. Before joining Matador Resources Company, Mr. Adams was a partner with Baker Botts L.L.P. from March 2001 to September 2012 where he focused his practice on securities, mergers and acquisitions and corporate governance matters. He was a partner with Thompson & Knight L.L.P. from January 1999 to February 2001 and an associate from September 1992 to December 1998. Mr. Adams received a Bachelor of Business Administration degree in Finance from Southern Methodist University in 1988 and his law degree in 1992 from Texas Tech University School of Law, where he graduated magna cum laude and was a member of the Order of the Coif and a Comment Editor on the Texas Tech Law Review. In 2018, he was named D CEO Magazine’s Outstanding General Counsel—Midsize Legal Department.

Mr. Krug, age 61, served as Marketing Manager for Matador Resources Company from 2005 to 2006 and re-joined Matador Resources Company in April 2012 as its Marketing Manager. In September 2013 he was named Vice President of Marketing for the Company and Vice President of Longwood Gathering & Disposal Systems, LP. He was promoted to Senior Vice President—Marketing and Midstream in February 2016. He was promoted to Executive Vice President—Marketing and Midstream Strategy in April 2019. Mr. Krug has overall responsibility for Matador’s marketing activities of its oil and natural gas and has been instrumental in improving the Company’s takeaway options and oil, natural gas and natural gas liquids price realizations over the years. Mr. Krug was also one of the principal architects of San Mateo, Matador’s midstream joint venture in West Texas and New Mexico, which has grown significantly over the past five years into a significant strategic and financial asset for Matador. Previously, Mr. Krug was with Unit Petroleum Company, an exploration and production company based in Tulsa,

Oklahoma, as Marketing Manager, having joined in 2006. He and his staff were responsible for marketing, gas measurement, contract administration and production reporting in their core areas of Oklahoma, the Texas Panhandle, East Texas and Northwestern Louisiana. From 2000 to 2005, Mr. Krug served as Gas Scheduling Supervisor with Samson Resources in Tulsa, Oklahoma where he and his staff were responsible for scheduling natural gas sales as well as procurement of natural gas supply on Samson-owned gathering systems. From 1983 to 2000, Mr. Krug served with The Williams Companies in various capacities including in the Kansas Hugoton Field in Ulysses, Kansas and Tulsa, Oklahoma for Williams Natural Gas Pipeline and on the trading floor in Tulsa, Oklahoma for Williams Energy Services Company. Mr. Krug received a Bachelor of Business Administration degree from Oklahoma City University in 1996. Mr. Krug has served on the board of directors of San Mateo since its inception.

Mr. Calvert, age 43, is being promoted to Co-Chief Operating Officer concurrent with Messrs. Goodwin’s and Singleton’s promotions. He joined Matador Resources Company in October 2014 as a Senior Completions Engineer. In July 2018 he was named Vice President of Completions for the Company, and he was promoted to Senior Vice President—Operations in October 2019. Mr. Calvert has been most recently responsible for completions operations company-wide and has led Matador’s efforts to increase well productivity while reducing completion costs through improved operating efficiency and technology applications. Mr. Calvert has led the Company’s implementation of fit-for-purpose snubbing units, which has greatly increased the reliability of plug drillout operations as Matador has transitioned to longer laterals. He was also the principal driver behind the Company’s adoption of several leading-edge horizontal well fracturing techniques in recent years, including most recently, the implementation of SimulFrac operations on a number of Matador’s recently completed horizontal wells in the Delaware Basin. Prior to joining Matador, Mr. Calvert worked as a Staff Reservoir Engineer in Chesapeake Energy Corporation’s South Texas—Eagle Ford group focusing on A&D evaluations and production and completions optimization. At Chesapeake, Mr. Calvert also held roles as a Senior Asset Manager responsible for completions and operations in the Niobrara Shale, a Senior Completions Engineer responsible for Bakken/Three Forks development and a Senior Operations Engineer focused on production and facility optimization on the Texas Gulf Coast. Prior to Chesapeake, Mr. Calvert worked as an Operations Engineer for Williams Production Company, now Devon Energy. Mr. Calvert received Bachelor of Science degrees in Finance and Petroleum Engineering from the University of Wyoming in 2002 and 2008, respectively. Mr. Calvert will lead our overall investor relations effort as well as other financial duties related to petroleum engineering and operations. He is a member of the Society of Petroleum Engineers.

Mr. Elsener, age 37, joined the Company in April 2013 as a Petroleum Engineer. In June 2017, he was promoted to Vice President—Engineering and Asset Manager, and he was promoted to Senior Vice President—Reservoir Engineering and Senior Asset Manager in October 2019. Mr. Elsener has served in several capacities since joining Matador, including Senior Planner for Matador’s drilling programs and acquisitions, Asset Manager for Rustler Breaks, Antelope Ridge and Stateline, Team Leader for South Texas and Team Leader for East Texas and Northwest Louisiana. Currently, Mr. Elsener supervises all Delaware Basin asset development for Matador, including playing a significant role in the design and implementation of the Company’s drilling schedule each year. In the last three years, he has led the Company’s successful exploration and development efforts of its Stateline and Rodney Robinson asset areas, which have contributed significantly to the Company’s growth and improved capital efficiency. Prior to joining Matador,

Mr. Elsener served in various engineering roles at Encana Oil & Gas (USA) in Dallas, Texas from 2007 to 2013, including reservoir, completions, drilling, business development and new ventures. While at Encana, Mr. Elsener was involved with the exploration and development of assets in the Barnett shale, Deep Bossier, Haynesville shale and other new domestic ventures. Mr. Elsener received a Bachelor of Science degree in Petroleum Engineering from Texas A&M University in 2007. He is a member of the Society of Petroleum Engineers.

Mr. Frenzel, age 40, first worked for Matador’s predecessor company, Matador Petroleum Corporation, as an intern in the summers of 2000, 2001 and 2002. From 2006 to 2010, Mr. Frenzel worked as a Senior Financial Analyst at Matador before leaving to obtain his Master of Business Administration from Duke University’s Fuqua School of Business in 2010. Mr. Frenzel rejoined Matador in 2013 as its Senior Strategy and Financial Analyst and Assistant Treasurer and was promoted to Finance Director and Assistant Treasurer in January 2017. In August 2018, Mr. Frenzel was promoted to Vice President and Treasurer. Mr. Frenzel was promoted to Senior Vice President and Treasurer in October 2020, and his responsibilities include treasury, banking, financial planning, forecasting, budgeting, capital markets, hedging, financial reporting and investor relations. Mr. Frenzel has played a key role in forecasting and modeling the Company’s performance and providing market guidance in recent years and has been the leader of the Company’s commodity hedging activities. In addition, he has been the primary banking and financial officer for San Mateo. Before rejoining Matador in 2013, Mr. Frenzel worked as an Investment Associate for Hamm Capital, LLC and as a Financial Analyst and Assistant to the CEO at Continental Resources. In addition to his energy industry experience, Mr. Frenzel also has consulting experience with Deloitte Consulting LLP. Mr. Frenzel graduated summa cum laude from Vanderbilt University in 2004, receiving a Bachelor of Arts degree in Economics and Mathematics. In 2012, he graduated with honors and received the distinction of being designated as a Fuqua Scholar while attaining his MBA from Duke University’s Fuqua School of Business.

Mr. Macalik, age 43, joined Matador Resources Company in July 2015 as Vice President and Chief Accounting Officer. He was promoted to Senior Vice President and Chief Accounting Officer in November 2017. He has had more than 10 years of experience in public accounting as a senior manager with PWC including significant experience in the upstream oil and natural gas industry. Since joining Matador, Mr. Macalik has overseen significant improvements and growth in the Company’s accounting staff and capabilities, as well as improvements in its financial reporting processes. He has implemented improvements to the Company’s enterprise technologies and internal controls and was also the principal architect of San Mateo’s accounting systems and procedures. From 2012 to 2015, Mr. Macalik worked at Pioneer Natural Resources Company as Corporate Controller and, previously, as Director of Technical Accounting and Financial Reporting. At Pioneer, Mr. Macalik supervised corporate accounting and financial reporting functions. Mr. Macalik received a Bachelor of Arts degree in History, a Bachelor of Business Administration degree and a Master of Professional Accounting degree all from The University of Texas at Austin in 2002. He is a licensed Certified Public Accountant in the State of Texas.

Mr. Stetson, age 37, joined Matador Resources Company in August 2014 as a Production Engineer, and in July 2015, he was promoted to Asset Manager. Mr. Stetson was promoted to the role of Vice President and Asset Manager in July 2018 before being promoted to his current role as Senior Vice President of Production and Asset Manager in October 2019. Since assuming his role as Vice President of Production, Mr. Stetson has implemented significant improvements to the Company’s production operations in both the field and in the office, resulting in consistent reductions in the Company’s lease operating expenses during 2020 and 2021. He has also played the lead role in reducing natural gas flaring and emissions throughout the Company’s operations and in ensuring that significant quantities of the Company’s oil, water and natural gas production are transported by pipeline. Prior to joining Matador, Mr. Stetson worked at Chesapeake Energy Corporation from 2008 to 2014, holding multiple positions in both the production and completions departments. Most of his time at Chesapeake was spent in the Barnett shale in North Texas, although he also spent some time working in northern Pennsylvania managing the northeast portion of Chesapeake’s Marcellus shale operated production. Mr. Stetson graduated cum laude from Oklahoma State University in 2007, receiving a Bachelor of Science degree in Mechanical Engineering Technology. Mr. Stetson is a Licensed Professional Engineer in the State of Oklahoma. He is also an active member of the Society of Petroleum Engineers and the American Society of Mechanical Engineers.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, Matador conducts midstream operations, primarily through its midstream joint venture, San Mateo, in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, natural gas, oil and produced water gathering services and produced water disposal services to third parties.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, future liquidity, the payment of dividends, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; delays and other difficulties related to regulatory and governmental approvals and restrictions; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; the impact of the worldwide spread of the novel coronavirus, or COVID-19, on oil and natural gas demand, oil and natural gas prices and its business; the operating results of the Company’s midstream joint venture’s Black River cryogenic natural gas processing plant; the timing and operating results of the buildout by the Company’s midstream joint venture of oil, natural gas and water gathering and transportation systems and the drilling of any additional produced water disposal wells; and other important factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz
Capital Markets Coordinator
investors@matadorresources.com
(972) 371-5225
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